Exhibit 99.1
News

Media Contact Information: Sandy Pound Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Fourth Quarter and Full Year 2025 Results

WALTHAM, Mass. (January 29, 2026) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the fourth quarter and full year ended December 31, 2025.

Fourth Quarter and Full Year 2025 Highlights

•Fourth quarter revenue grew 7% to $12.21 billion.
•Fourth quarter GAAP diluted earnings per share (EPS) grew 9% to $5.21.
•Fourth quarter adjusted EPS grew 8% to $6.57.

•Full year revenue grew 4% to $44.56 billion.
•Full year GAAP diluted earnings per share (EPS) grew 7% to $17.74.
•Full year adjusted EPS grew 5% to $22.87.

•Delivered another year of excellent operational performance and share gain reflecting our active management of the company, the strength of our proven growth strategy and the power of our PPI Business System.

•Advanced our proven growth strategy by launching a range of high-impact, innovative new products in 2025. Highlights include the Thermo Scientific™ Orbitrap™ Astral™ Zoom mass spectrometer, Thermo Scientific™ Krios™ 5 Cryo-TEM, Thermo Scientific™ Vulcan™ Automated Lab, and the bench-scale Thermo Scientific™ 5L DynaDrive™ Single-Use Bioreactor. During the fourth quarter we launched the Thermo Scientific™ Helios™ MX1 Plasma Focused Ion Beam Scanning Electron Microscope, a fully automated semiconductor analysis system designed to accelerate time-to-data for yield ramp and fab process control, and we received FDA approval for the Ion Torrent™ Oncomine™ Dx Target Test as a companion diagnostic for HYRNUO™, Bayer’s targeted therapy for patients with HER2-mutated non-small cell lung cancer, as well as U.S. 510(k) clearance for the EXENT System, a first-of-its-kind automated platform to aid in the diagnosis of multiple myeloma.

•Strengthened our industry-leading commercial engine and deepened our trusted partner status with customers. We continued to scale adoption of our Accelerator™ Drug Development solution – our integrated CDMO and CRO offering, securing meaningful wins across our biopharma services businesses. We also entered into a technology alliance agreement with the Chan Zuckerberg Institute for Advanced Biological Imaging to advance new technologies enabling researchers to better visualize human cells. During the fourth quarter, we established a strategic collaboration with OpenAI to expand the use of artificial intelligence across our operations and our products and services to accelerate scientific breakthroughs, enhance drug development and drive greater productivity; and expanded our bioprocess design centers in Asia, including opening a new site in India, to further support pharma and biotech customers with process development and scale-up.

•Continued to successfully execute our capital deployment strategy, deploying approximately $16.5 billion in 2025. This included $13 billion committed to M&A. We completed the acquisition of our Filtration and Separation business from Solventum, an excellent complement to our bioproduction capabilities, and Sanofi’s Ridgefield, New Jersey, sterile fill-finish site, expanding our U.S. capacity for drug product manufacturing capacity. Then in the fourth quarter, we announced a definitive agreement to acquire Clario, a leading provider of endpoint data solutions for clinical trials, adding high-growth capabilities to enhance clinical insights for our pharma and biotech customers and further accelerate the digital transformation of clinical research. Additionally, during the year we returned $3.6 billion of capital to shareholders through stock buybacks and dividends.

“Thanks to our exceptional team, we delivered a strong finish to 2025, reflecting outstanding execution and the continued strength of our proven growth strategy,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “Throughout the year we effectively navigated the external environment and leveraged our PPI Business System to enable excellent operational performance. It was also a very active year for capital deployment, as we advanced our strategy and added exciting new capabilities that further strengthen our long-term competitive position.”

Casper added, “We enter 2026 from a position of strength. Our growth strategy is resonating with customers, positioning us for continued share gain, and our PPI Business System provides a strong foundation to continue our excellent operational performance. Together, this positions us well to deliver on our 2026 objectives as we create value for our stakeholders and build an even brighter future for our company.”

Fourth Quarter 2025

Revenue for the fourth quarter of 2025 grew 7% to $12.21 billion, versus $11.40 billion in in the same quarter of 2024. Organic revenue growth was 3%.

GAAP Earnings Results

GAAP diluted EPS in the fourth quarter of 2025 was $5.21, 9% growth versus the fourth quarter of 2024. GAAP operating income for the fourth quarter of 2025 was $2.26 billion, 12% higher than the year-ago quarter. GAAP operating margin was 18.5%, compared with 17.7% in the fourth quarter of 2024.

Non-GAAP Earnings Results

Adjusted EPS for the fourth quarter of 2025 was $6.57, 8% growth versus the fourth quarter of 2024. Adjusted operating income for the fourth quarter of 2025 was $2.88 billion, 6% higher than the year-ago quarter. Adjusted operating margin was 23.6%, compared with 23.9% in the fourth quarter of 2024.

Full Year 2025

Revenue for the full year 2025 grew 4% to $44.56 billion, versus $42.88 billion in 2024. Organic revenue growth was 2%.

GAAP Earnings Results

GAAP diluted EPS for the full year was $17.74, 7% growth versus the full year 2024. GAAP operating income for the full year was $7.75 billion, 6% higher than 2024. GAAP operating margin was 17.4%, compared with 17.1% in 2024.

Non-GAAP Earnings Results

Adjusted EPS for the full year 2025 was $22.87, 5% growth versus the full year 2024. Adjusted operating income for the full year was $10.11 billion, 4% higher than 2024. Adjusted operating margin was 22.7%, compared with 22.6% in 2024.

Annual Guidance for 2026

The company will provide 2026 financial guidance during its earnings conference call this morning at 8:30 a.m. Eastern Time.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, and organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Note on Presentation

Certain amounts and percentages reported within this press release are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, January 29, 2026, at 8:30 a.m. Eastern Time. During the call, the company will discuss its financial performance, as well as future expectations.

The call will be webcast live on the “Investors” section of our website, www.thermofisher.com. You can access the conference call by dialing (833) 470-1428 within the U.S. or +1 (646) 844-6383 outside the U.S. The access code is 054943.

The earnings press release and related information can also be found in that section of our website, under the heading “Financials”. A replay of the call will be available under “News, Events & Presentations” through Wednesday, April 22, 2026.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent reports on Form 10-K and Form 10-Q under the heading “Risk Factors.” These filings are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” These forward-looking statements are based on our current expectations and speak only as of the date of this press release. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, in the event of new information, future developments or otherwise.

###

Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	December 31,	% of	December 31,	% of
(Dollars in millions except per share amounts)	2025	Revenues	2024	Revenues
Revenues	$12,215		$11,395
Costs and operating expenses:
Cost of revenues (a)	7,143	58.5%	6,492	57.0%
Selling, general and administrative expenses (b)	1,977	16.2%	1,846	16.2%
Amortization of acquisition-related intangible assets	436	3.6%	438	3.8%
Research and development expenses	357	2.9%	374	3.3%
Restructuring and other costs (c)	46	0.4%	228	2.0%
Total costs and operating expenses	9,960	81.5%	9,379	82.3%
Operating income	2,255	18.5%	2,016	17.7%
Interest income	258		227
Interest expense	(365)		(316)
Other income/(expense) (d)	5		14
Income before income taxes	2,154		1,941
Benefit from/(provision for) income taxes (e)	(153)		(150)
Equity in earnings/(losses) of unconsolidated entities	(31)		33
Net income	1,970		1,824
Less: net income/(loss) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	5		(6)
Net income attributable to Thermo Fisher Scientific Inc.	$1,964	16.1%	$1,830	16.1%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$5.22		$4.79
Diluted	$5.21		$4.78
Weighted average shares:
Basic	376		382
Diluted	377		383

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$2,255	18.5%	$2,016	17.7%
Cost of revenues adjustments (a)	33	0.3%	22	0.2%
Selling, general and administrative expenses adjustments (b)	107	0.9%	16	0.1%
Restructuring and other costs (c)	46	0.4%	228	2.0%
Amortization of acquisition-related intangible assets	436	3.6%	438	3.8%
Adjusted operating income (non-GAAP measure)	$2,878	23.6%	$2,720	23.9%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,964		$1,830
Cost of revenues adjustments (a)	33		22
Selling, general and administrative expenses adjustments (b)	107		16
Restructuring and other costs (c)	46		228
Amortization of acquisition-related intangible assets	436		438
Other income/expense adjustments (d)	(5)		(11)
Income taxes adjustments (e)	(138)		(138)
Equity in earnings/losses of unconsolidated entities	31		(33)
Noncontrolling interests adjustments (f)	—		(14)
Adjusted net income (non-GAAP measure)	$2,475		$2,338

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$5.21		$4.78
Cost of revenues adjustments (a)	0.09		0.06
Selling, general and administrative expenses adjustments (b)	0.29		0.04
Restructuring and other costs (c)	0.12		0.60
Amortization of acquisition-related intangible assets	1.16		1.14
Other income/expense adjustments (d)	(0.01)		(0.03)
Income taxes adjustments (e)	(0.37)		(0.36)
Equity in earnings/losses of unconsolidated entities	0.08		(0.08)
Noncontrolling interests adjustments (f)	0.00		(0.04)
Adjusted EPS (non-GAAP measure)	$6.57		$6.10

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$3,457		$3,289
Purchases of property, plant and equipment	(465)		(480)
Proceeds from sale of property, plant and equipment	27		17
Free cash flow (non-GAAP measure)	$3,018		$2,826

Business Segment Information	Three months ended
	December 31,	% of	December 31,	% of
(Dollars in millions)	2025	Revenues	2024	Revenues

Revenues
Life Sciences Solutions	$2,946	24.1%	$2,604	22.9%
Analytical Instruments	2,215	18.1%	2,186	19.2%
Specialty Diagnostics	1,220	10.0%	1,157	10.2%
Laboratory Products and Biopharma Services	6,379	52.2%	5,936	52.1%
Eliminations	(546)	-4.5%	(487)	-4.3%
Consolidated revenues	$12,215	100.0%	$11,395	100.0%

Segment income and segment income margin
Life Sciences Solutions	$1,046	35.5%	$952	36.6%
Analytical Instruments	583	26.3%	666	30.5%
Specialty Diagnostics	324	26.6%	273	23.6%
Laboratory Products and Biopharma Services	925	14.5%	828	14.0%
Subtotal reportable segments	2,878	23.6%	2,720	23.9%
Cost of revenues adjustments (a)	(33)	-0.3%	(22)	-0.2%
Selling, general and administrative expenses adjustments (b)	(107)	-0.9%	(16)	-0.1%
Restructuring and other costs (c)	(46)	-0.4%	(228)	-2.0%
Amortization of acquisition-related intangible assets	(436)	-3.6%	(438)	-3.8%
Consolidated GAAP operating income	$2,255	18.5%	$2,016	17.7%
(a) Adjusted results exclude accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations, charges for the sale of inventory revalued at the date of acquisition, and in 2025, $4 of transaction-related costs.
(b) Adjusted results exclude certain third-party expenses, principally transaction/integration costs, charges/credits for changes in estimates of contingent acquisition consideration, and accelerated depreciation on fixed assets to be abandoned due to facility consolidations. Adjusted results in 2024 also exclude $3 of charges associated with product liability litigation.
(c) Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges/credits for pre-acquisition litigation and other matters, gains/losses on the sale of real estate, charges for environmental-related matters, and abandoned facility and other expenses of headcount reductions and real estate consolidations.
(d) Adjusted results exclude net gains/losses on investments.
(e) Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes, and the tax impacts from audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Note:
Consolidated depreciation expense is $291 and $304 in 2025 and 2024, respectively.

Organic revenue growth	Three months ended
December 31, 2025
Revenue growth	7%
Acquisitions	2%
Currency translation	2%
Organic revenue growth (non-GAAP measure)	3%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Year ended
	December 31,	% of	December 31,	% of
(Dollars in millions except per share amounts)	2025	Revenues	2024	Revenues
Revenues	$44,556		$42,879
Costs and operating expenses:
Cost of revenues (a)	26,048	58.5%	24,818	57.9%
Selling, general and administrative expenses (b)	7,272	16.3%	7,003	16.3%
Amortization of acquisition-related intangible assets	1,730	3.9%	1,952	4.6%
Research and development expenses	1,397	3.1%	1,390	3.2%
Restructuring and other costs (c)	362	0.8%	379	0.9%
Total costs and operating expenses	36,810	82.6%	35,542	82.9%
Operating income	7,746	17.4%	7,337	17.1%
Interest income	993		1,078
Interest expense	(1,419)		(1,390)
Other income/(expense) (d)	(12)		12
Income before income taxes	7,308		7,037
Benefit from/(provision for) income taxes (e)	(547)		(657)
Equity in earnings/(losses) of unconsolidated entities	(41)		(42)
Net income	6,721		6,338
Less: net income/(loss) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	17		3
Net income attributable to Thermo Fisher Scientific Inc.	$6,704	15.0%	$6,335	14.8%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$17.77		$16.58
Diluted	$17.74		$16.53
Weighted average shares:
Basic	377		382
Diluted	378		383

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$7,746	17.4%	$7,337	17.1%
Cost of revenues adjustments (a)	64	0.1%	47	0.1%
Selling, general and administrative expenses adjustments (b)	207	0.5%	(8)	0.0%
Restructuring and other costs (c)	362	0.8%	379	0.9%
Amortization of acquisition-related intangible assets	1,730	3.9%	1,952	4.6%
Adjusted operating income (non-GAAP measure)	$10,109	22.7%	$9,707	22.6%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$6,704		$6,335
Cost of revenues adjustments (a)	64		47
Selling, general and administrative expenses adjustments (b)	207		(8)
Restructuring and other costs (c)	362		379
Amortization of acquisition-related intangible assets	1,730		1,952
Other income/expense adjustments (d)	(6)		(19)
Income taxes adjustments (e)	(458)		(329)
Equity in earnings/losses of unconsolidated entities	41		42
Noncontrolling interests adjustments (f)	(1)		(19)
Adjusted net income (non-GAAP measure)	$8,642		$8,380

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$17.74		$16.53
Cost of revenues adjustments (a)	0.17		0.12
Selling, general and administrative expenses adjustments (b)	0.55		(0.02)
Restructuring and other costs (c)	0.96		0.99
Amortization of acquisition-related intangible assets	4.58		5.09
Other income/expense adjustments (d)	(0.02)		(0.05)
Income taxes adjustments (e)	(1.21)		(0.86)
Equity in earnings/losses of unconsolidated entities	0.11		0.11
Noncontrolling interests adjustments (f)	0.00		(0.05)
Adjusted EPS (non-GAAP measure)	$22.87		$21.86

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$7,818		$8,667
Purchases of property, plant and equipment	(1,525)		(1,400)
Proceeds from sale of property, plant and equipment	44		57
Free cash flow (non-GAAP measure)	$6,337		$7,324

Business Segment Information	Year ended
	December 31,	% of	December 31,	% of
(Dollars in millions)	2025	Revenues	2024	Revenues

Revenues
Life Sciences Solutions	$10,374	23.3%	$9,631	22.5%
Analytical Instruments	7,554	17.0%	7,463	17.4%
Specialty Diagnostics	4,676	10.5%	4,512	10.5%
Laboratory Products and Biopharma Services	23,984	53.8%	23,157	54.0%
Eliminations	(2,033)	-4.6%	(1,885)	-4.4%
Consolidated revenues	$44,556	100.0%	$42,879	100.0%

Segment income and segment income margin
Life Sciences Solutions	$3,768	36.3%	$3,503	36.4%
Analytical Instruments	1,736	23.0%	1,955	26.2%
Specialty Diagnostics	1,256	26.9%	1,159	25.7%
Laboratory Products and Biopharma Services	3,350	14.0%	3,090	13.3%
Subtotal reportable segments	10,109	22.7%	9,707	22.6%
Cost of revenues adjustments (a)	(64)	-0.1%	(47)	-0.1%
Selling, general and administrative expenses adjustments (b)	(207)	-0.5%	8	0.0%
Restructuring and other costs (c)	(362)	-0.8%	(379)	-0.9%
Amortization of acquisition-related intangible assets	(1,730)	-3.9%	(1,952)	-4.6%
Consolidated GAAP operating income	$7,746	17.4%	$7,337	17.1%
(a) Adjusted results exclude accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations and charges for the sale of inventory revalued at the date of acquisition. Adjusted results in 2025 exclude $4 of transaction-related costs. Adjusted results in 2024 also exclude $13 of charges for inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results exclude certain third-party expenses, principally transaction/integration costs, charges/credits for changes in estimates of contingent acquisition consideration, charges associated with product liability litigation, and accelerated depreciation on fixed assets to be abandoned due to facility consolidations.
(c) Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges/credits for pre-acquisition litigation and other matters, net gains/losses on the sale of real estate, charges for environmental-related matters, and abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2025 also exclude $51 of charges for disposition of a consolidated joint venture.
(d) Adjusted results exclude net gains/losses on investments. Adjusted results in 2025 also exclude $8 of settlement charges for pension plans.
(e) Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Note:
Consolidated depreciation expense is $1,050 and $1,156 in 2025 and 2024, respectively.

Organic revenue growth	Year ended
December 31, 2025
Revenue growth	4%
Acquisitions	1%
Currency translation	1%
Organic revenue growth (non-GAAP measure)	2%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	December 31,	December 31,
(In millions)	2025	2024

Assets
Current assets:
Cash and cash equivalents	$9,852	$4,009
Short-term investments	253	1,561
Accounts receivable, net	8,900	8,191
Inventories	5,425	4,978
Other current assets	4,278	3,399
Total current assets	28,707	22,137
Property, plant and equipment, net	10,565	9,306
Acquisition-related intangible assets, net	15,838	15,533
Other assets	5,871	4,492
Goodwill	49,362	45,853
Total assets	$110,343	$97,321

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$3,533	$2,214
Other current liabilities	11,656	11,118
Total current liabilities	15,189	13,332
Other long-term liabilities	5,766	5,257
Long-term obligations	35,852	29,061
Redeemable noncontrolling interest	122	120
Total equity	53,415	49,551
Total liabilities, redeemable noncontrolling interest and equity	$110,343	$97,321

Condensed Consolidated Statements of Cash Flows (unaudited)

	Year ended
	December 31,	December 31,
(In millions)	2025	2024

Operating activities
Net income	$6,721	$6,338
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,780	3,108
Change in deferred income taxes	(639)	(1,209)
Other non-cash expenses, net	765	808
Changes in assets and liabilities, excluding the effects of acquisitions	(1,808)	(379)
Net cash provided by operating activities	7,818	8,667
Investing activities
Purchases of property, plant and equipment	(1,525)	(1,400)
Proceeds from sale of property, plant and equipment	44	57
Proceeds from cross-currency interest rate swap interest settlements	268	252
Acquisitions, net of cash acquired	(4,037)	(3,132)
Purchases of investments	(383)	(3,396)
Proceeds from sales and maturities of investments	1,565	1,770
Other investing activities, net	21	8
Net cash used in investing activities	(4,047)	(5,841)
Financing activities
Net proceeds from issuance of debt	7,759	1,204
Repayment of debt	(2,412)	(3,607)
Proceeds from issuance of commercial paper	1,095	—
Repayment of commercial paper	(1,095)	—
Purchases of company common stock	(3,000)	(4,000)
Dividends paid	(636)	(583)
Other financing activities, net	90	195
Net cash provided by (used in) financing activities	1,801	(6,792)
Exchange rate effect on cash	267	(91)
Increase/(decrease) in cash, cash equivalents and restricted cash	5,839	(4,057)
Cash, cash equivalents and restricted cash at beginning of period	4,040	8,097
Cash, cash equivalents and restricted cash at end of period	$9,879	$4,040

Free cash flow (non-GAAP measure)	$6,337	$7,324

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, and/or foreign currency translation on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain transaction-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction-related third-party costs, changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow less net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions, transaction-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.